EXHIBIT 99.1

The Marygold Companies Reports Financial Results

For First Fiscal Quarter Ended September 30, 2025

San Clemente, Calif., November 7, 2025 – The Marygold Companies, Inc. (the “Company”) (NYSE American: MGLD), a global holding firm with a focus on financial services, today reported financial results for its first fiscal quarter ended September 30, 2025.

Revenue for the three months ended September 30, 2025, amounted to $7.0 million, compared with $7.9 million for the same period last year. The Company also recorded a $0.5 million gain on the sale of Brigadier Securities Systems, a Canadian-based wholly owned subsidiary that was sold for $2.3 million in July 2025.

The Company sustained a net loss of $0.4 million, equal to $0.01 per share, for the quarter ended September 30, 2025, as compared with a net loss of $1.6 million, or $0.04 per share, for the first fiscal quarter last year. Although revenues were lower in the current quarter, the Company registered an improved overall financial performance by reducing costs in its fintech-based subsidiary and realizing better operating results in certain of its other operating subsidiaries as compared with the prior year period.

The Company’s balance sheet remains strong at the close of the fiscal 2026 first quarter. Cash and cash equivalents amounted to $4.9 million, with total assets of $28.4 million, total stockholders’ equity of $22.9 million and, notably, no debt.

David Neibert, Chief Operations Officer, said, “During the quarter, proceeds from the sale of Brigadier were applied to retire all of the Company’s remaining debt. The consolidated net loss for the fiscal 2026 first quarter reflected significant expenses in connection with the funding of Marygold & Co. (U.K.), a wholly owned subsidiary of the Company, as it continues to develop and market the Marygold mobile fintech app in the U.K. During the fourth quarter of fiscal year 2025, Marygold & Co. paused the marketing of its fintech app in the U.S., which will save the Company approximately $4 million in annualized expenses.

“Our largest subsidiary, USCF Investments, which manages 16 exchange traded products (“ETFs” and “ETPs”), again experienced market volatility during the first quarter, stemming from geopolitical uncertainty primarily related to tariffs within the energy sector. USCF was profitable for the quarter and had approximately $2.9 billion average assets under management (AUM) versus $3.1 billion in last year’s first quarter.

“The Company’s non-financial services businesses, which include a full line of specialty hair and skin care products in California, and food products and specialized printing services located in New Zealand, performed profitably for the first fiscal quarter, with a positive growth outlook for the current fiscal year,” Neibert said.

“The actions taken last year to reduce costs, eliminate debt, and the opportunistic sale of Brigadier are beginning to pay off as we focus our growth and the Company’s future on financial services, which include innovative ETFs in the U.S. and investment advisory services, coupled with a mobile fintech app, in the U.K.,” added Nicholas Gerber, Chief Executive Officer. “Our entire management team is working diligently to achieve our objective of operating profitably and adding value for all stakeholders.”

Business Units

The Company’s USCF Investments subsidiary, https://www.uscfinvestments.com/, acquired in 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 16 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in 2020, Printstock Products Limited, https://www.printstock.co.nz, is a printer of specialized food wrappers and is located in Napier, New Zealand.

San Clemente, Calif.-based Original Sprout, www.originalsprout.com, acquired in 2017, produces a full line of hair and skin care products distributed throughout the U.S. and in many regions throughout the world.

Marygold & Co. (UK) Limited, https://marygoldandco.uk/, was established in the U.K. in 2021 and operates through two U.K.-based investment advisory business units: Marygold & Co Limited (fka/Tiger Financial and Asset Management), acquired in 2022, http://www.tfam.co.uk/, and Step-by-Step Financial Planners, acquired in 2024, https://www.sbsfp.co.uk/, that manage clients’ financial wealth across a diverse product range. They also offer individuals and businesses in the U.K. a mobile fintech app that provides a high interest rate on deposits and intuitive money management tools.

About The Marygold Companies, Inc.

The Marygold Companies, Inc. was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, and beauty products, under the trade names USCF Investments, Marygold & Co., Step-By-Step Financial Planners, Marygold & Co. Limited, Gourmet Foods, Printstock Products, and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, and the U.K. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to, achieving an objective of operating profitably and adding value for all stakeholder, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-218-8542

dneibert@themarygoldcompanies.com

Financial tables follow:

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30, 2025	June 30, 2025
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,860	$5,005
Accounts receivable, net (of which $1,463 and $1,281, respectively, due from related parties)	2,253	2,361
Inventories	1,911	2,001
Prepaid income tax and tax receivable	992	783
Investments, at fair value	7,604	7,829
Other current assets	745	1,067
Total current assets	18,365	19,046

Restricted cash	63	63
Property and equipment, net	461	1,038
Operating lease right-of-use assets	736	984
Goodwill	2,130	2,481
Intangible assets, net	903	1,029
Deferred tax assets, net	3,440	3,440
Other assets	2,339	2,339
Total assets	$28,437	$30,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,181	$3,831
Lease liabilities, current portion	442	556
Advance from buyer	-	720
Purchase consideration payable, current portion	252	257
Notes payable, current portion	-	1,268
Total current liabilities	4,875	6,632

Lease liabilities, net of current portion	434	580
Deferred tax liabilities, net	221	221
Total long-term liabilities	655	801
Total liabilities	5,530	7,433

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001; 50,000 shares authorized Series B: 13 shares issued and outstanding at both September 30, 2025 and June 30, 2025	-	-
Common stock, $0.001 par value; 900,000 shares authorized; 42,818 shares issued and outstanding at both September 30, 2025 and June 30, 2025	42	42
Additional paid-in capital	15,234	15,167
Accumulated other comprehensive loss	(211)	(420)
Retained earnings	7,842	8,198
Total stockholders’ equity	22,907	22,987
Total liabilities and stockholders’ equity	$28,437	$30,420

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarters Ended September 30,
	2025	2024

Revenue
Fund management - related party	$4,329	$4,591
Food products	1,755	1,822
Beauty products	671	597
Security systems	-	690
Financial services	208	210
Revenue	6,963	7,910

Cost of revenue	1,599	2,128

Gross profit	5,364	5,782

Operating expense
Salaries and compensation	2,469	3,147
General and administrative expense	2,055	2,565
Fund operations	1,525	1,412
Marketing and advertising	485	669
Depreciation and amortization	94	159
Total operating expenses	6,628	7,952

Loss from operations	(1,264)	(2,170)

Other income (expense):
Interest and dividend income	85	151
Interest expense	(69)	(31)
Gain on sale of Brigadier	521	-
Other income (expense), net	218	(19)
Total other income, net	755	101

Loss before income taxes	(509)	(2,069)

Benefit from income taxes	153	483

Net loss	$(356)	$(1,586)

Weighted average shares of common stock
Basic	42,959	40,848
Diluted	42,959	40,848

Net loss per common share
Basic	$(0.01)	$(0.04)
Diluted	$(0.01)	$(0.04)